EXHIBIT 99.1
RESIGNATION SUBMITTED BY
DAVID W. SASNETT

David W. Sasnett
16254 Segovia Circle South
Pembroke Pines, Florida 33331

February 11, 2011

Mr. Rowland Day
Chief Executive Officer
WebSafety, Inc.
2201 W. Royal Lane, Suite 200
Irving, Texas 75063

Dear Rowland,

I hereby submit my resignation from the Board of Directors of WebSafety, Inc., effectively immediately.

Yours Truly,

David W. Sasnett

CC: B. Michael Adler, Denton Jones